                                                                    EXHIBIT 23.6


                 [H.J. GRUY AND ASSOCIATES, INC. LETTERHEAD]

                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of information from our reserve report dated November 4, 1996 relating to the oil and gas reserves of KCS Energy, Inc. at June 30, 1996. We also consent to the references to us under the heading "Reserve Engineers" in such Prospectus.


                                    /s/ H. J. GRUY AND ASSOCIATES, INC.
                                        H. J. Gruy and Associates, Inc.

Houston, Texas
November 4, 1996